                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)      January 6, 1999
                                                 ----------------------------

                                PLC SYSTEMS INC.
-----------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                British Columbia
-----------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


          1-11388                                           04-3153858
---------------------------------                   -------------------------
  (Commission File Number)                                 (IRS Employee
                                                        Identification No.)

 10 Forge Park, Franklin, Massachusetts                                02038
-----------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)

 Registrant's telephone number, including area code      (508) 541-8800
                                                   --------------------------

                                 Not Applicable
-----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


                     THIS DOCUMENT CONSISTS OF 6 PAGES.

Item 5.   OTHER EVENTS.

          SETTLEMENT OF LITIGATION. PLC Systems Inc. (the "Company") is pleased to announce that CardioGenesis Corporation ("CardioGenesis") agreed to the validity and enforceability of PLC's patents covering the synchronization technology in our heart-synchronized laser system in connection with a settlement of all outstanding litigation between the companies. Please refer to the "News Release" below.

          News Release

          FOR IMMEDIATE RELEASE

          CONTACT:  PLC Systems Inc.
                    (508) 541-8800
                    Robert Svikhart
                    Chief Financial Officer

                    Noonan/Russo Communications, Inc.
                    (212) 696-4455
                    Meredith, Milewicz, ext. 228

                    PLC SYSTEMS AND CARDIOGENESIS SETTLE PATENT DISPUTE

          FRANKLIN, MA., January 6, 1999 -- PLC Systems Inc. (AMEX: PLC) and its wholly-owned subsidiary, PLC Medical Systems, announced today that CardioGenesis Corporation (Nasdaq: CGCP) agreed to the validity and enforceability of PLC's patents covering its heart-synchronized laser system in connection with a settlement of all outstanding litigation between the companies.

          The patents, U.S. Patent No. 5,125,926 and related international patents, cover PLC's proprietary synchronization technology, a critical factor in ensuring the safety of TMR procedures. PLC granted CardioGenesis a non-exclusive worldwide license to the patents in exchange for payment of a license fee and ongoing royalties over the life of the patents. A minimum of $2.5 million will be paid by CardioGenesis to PLC over the next 42 months. Other financial terms were not disclosed.

          "This settlement confirms the significant clinical benefit of PLC's synchronization technology," said William Dow, PLC's president and chief executive officer. "We are very pleased with the financial terms of our settlement. We maintain ownership of this essential patent and believe this settlement is in the best interests of PLC shareholders."

          TMR using The Heart Laser* System is performed on a beating heart, generally through a small left chest incision. The Heart Laser System is used to create between 20 and 40 one-millimeter-wide channels through the oxygen deprived heart muscle (myocardium), into the heart's left ventricle, allowing blood to flow into the heart muscle again, despite

          * The Heart Laser is a trademark of PLC Medical Systems Inc.

          blocked arteries. The pulse of the laser is synchronized with the beating of a patient's heart.

          TMR using The Heart Laser System is considered less invasive heart surgery. It usually involves a small left chest incision; generally does not necessitate a blood transfusion; and, because it is performed on a beating heart, does not require the use of a
          heart-lung machine.   Recovery is potentially quicker, less
          traumatic and less costly than in open-heart procedures.

          PLC Systems Inc. is a cardiac revascularization company that is pioneering, developing and supplying the systems and components for TMR. The Company is also investigating TMR as an adjunct to cardiac bypass surgery. PLC, founded in 1981 and located in Franklin, Massachusetts, has 95 employees worldwide.

                                         ###

          Note: Certain of the above statements may be forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those indicated by such forward-looking statements as a result of a variety of factors, including competitive developments, regulatory approval requirements, the ability to convince health care professionals and third party payers of the medical and economic benefits of The Heart Laser System, and risk factors described in the Company's Registration Statement on Form S-3 (as filed with the Securities and Exchange Commission on December 15, 1998 and any subsequent amendments thereto), Annual Report and SEC Form 10-K for fiscal year ended December 31, 1997, and the Company's other SEC reports.


          RESULTS OF INCENTIVE COMPENSATION PLANS. We would also like to take this opportunity to summarize the results of four incentive compensation programs adopted during the latter half of 1998. As we have previously reported, we received approval from the U.S. Food and Drug Administration ("FDA") to market The Heart Laser System on August 20, 1998. We are the first company to receive FDA approval for a laser system to perform TMR.

               Although we are pleased with FDA approval of The Heart Laser System, we believe that our future success depends on our ability to market TMR using the Heart Laser System and, in particular, on our ability to retain and motivate our directors, executive officers and other key personnel during the period in which we are marketing The Heart Laser System. To reward employees for their service, ensure that morale remains high and provide an incentive for continued service to the Company during the crucial period ahead, the Board of Directors (together with its Compensation and Executive Committees) adopted the following four incentive compensation programs.

               1. The outstanding options of all directors and executive employees having a higher exercise price were repriced to the average daily closing price of our no-par Common Stock ("Common Stock"), as traded on the American Stock Exchange, for the three days immediately following FDA approval ($7.75 per share). As a result, the exercise price of options to purchase 1,373,500 shares of Common Stock was repriced to $7.75 per share.

               2. The 1997 Stock Option Plan (the "Plan") was amended to increase the total number of shares of Common Stock eligible to be issued under the Plan from 650,000 to 950,000.

               3. A new Senior Management Investment Program ("SMIP") was adopted to promote additional investment by directors and members of our senior management team. Under the SMIP, individuals who purchased additional shares of the Company's Common Stock between September 15, 1998 and December 31, 1998 (the "Participants") received options to purchase an additional 1.5 shares of Common Stock at an exercise price equal to the Participant's share purchase price (the "Share Purchase Price").

                    In addition, Participants received ten "option credits" for each share of Common Stock purchased between September 15, 1998 and December 31, 1998. Participants could use each "option credit" to:

               (i) reduce the exercise price of an outstanding option (vested or unvested) to purchase one share of Common Stock to the Participant's Share Purchase Price; or

               (ii) extend the expiration date of any outstanding option (vested or unvested) for an additional three years; or

               (iii) acquire new vested options with an exercise price equal to the Participant's Share Purchase Price (at a rate of 6.67 option credits for each new option to purchase one share of Common Stock).

               Based on information received from the Participants, we have granted options to purchase an additional 266,475 shares of Common Stock at exercise prices ranging from $4.50 to $6.625 per share under the SMIP. Furthermore, the Company has reduced the exercise prices of options to purchase 1,193,500 shares of common Stock to new exercise prices ranging from $4.50 to $6.625.

               4. The outstanding options held by employees not eligible to participate in the SMIP having a higher exercise price were repriced to the closing price of our Common Stock, as traded on the American Stock Exchange, on December 4, 1998 ($4.875 per share).
          As a result, the exercise price of options to purchase 332,316 shares of Common Stock was repriced to $4.875 per share.

               We currently have outstanding 19,739,647 shares of Common Stock and options to purchase an additional 2,722,956 shares of Common Stock. The exercise prices of these options range from $3.69 to $8.88 per share, with a weighted average purchase price of

          $5.26 per share. If these options are exercised at a time when the market price of our Common Stock is significantly higher than the exercise price of the options, investors may experience significant dilution in the market value and earnings per share of their Common Stock.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PLC SYSTEMS INC.
                                          ----------------------------------
                                                       (Registrant)


 Date: January 13, 1999                   By:  /s/ ROBERT SVIKHART
                                               -----------------------------
                                               Robert Svikhart
                                               Chief Financial Officer and
                                               Treasurer